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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): July 5, 2002 (July 5, 2002)

                                  -----------

                      ORTHODONTIC CENTERS OF AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)


        DELAWARE                        1-13457                 72-1278948
------------------------------  ------------------------  ----------------------
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                    Identification Number)



  3850 N. CAUSEWAY BOULEVARD, SUITE 800
          METAIRIE, LOUISIANA                                    70002
----------------------------------------------            ----------------------
   (Address of Principal Executive Offices)                    (Zip Code)

                                 (504) 834-4392
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed from Last Report)


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ITEM 9.  REGULATION FD DISCLOSURE

The following information was compiled from recent questions received from investors. We are providing these questions and answers in written form to furnish the investment community with more information that we hope will help investors to better understand OCA from a financial point of view. This also reflects our attempt to comply with disclosure guidelines contained in the Securities and Exchange Commission's Regulation FD.

o When will you conduct your earnings conference call for the second quarter of 2002?

         Thursday, August 8, 2002 at 2:00 p.m. (Eastern Time). The dial-in number for the call will be released soon, or you can listen to the webcast at www.ccbn.com, which will be archived for at least 30 days following the webcast.

o        What is management's earnings expectations for the year and quarter?

         We affirm our prior estimate of net income per share of approximately $1.54 for fiscal year 2002. We are still closing our books for the second quarter, and at this time we do not have any reason to change our previous estimate of $0.39 for the second quarter. We can't assure you that our actual earnings will turn out to be those amounts. There are a number of factors that could affect our ability to achieve these estimates, many of which are beyond our control. Examples of these factors are included in the section of this document captioned "Cautionary Statement About Forward-Looking Statements."

o        What are cash flow expectations?

         As we stated in our last Form 8-K filed on May 9, 2002, we expect cash flow from operating activities for fiscal year 2002 to be at least $60 million. Again, this is only our current estimate of this amount, which could change and might be wrong. The risks described in "Cautionary Statement About Forward-Looking Statements" and other factors could prevent us from achieving this estimate.

o The company's stock price has been under considerable pressure over the past two weeks. Can you explain why?

         We believe that present investor sentiment in the broader markets is one of caution and that many publicly-traded companies' reported financial statements are receiving greater scrutiny. OCA is no exception. We are sensitive to investors' concerns and we have a history of being responsive to investors' concerns.

         The responses that follow in this document are an attempt to answer many of the questions we've received lately. To be clear, we prepare our financial statements in accordance with generally accepted accounting principles and we stand by the appropriateness of our accounting treatment.

o What is the nature of the intangible assets on your balance sheet and how are those intangible assets amortized?

         We generally affiliate with an existing practice by acquiring substantially all of the non-professional assets of the practice, either directly or indirectly through a stock purchase, and entering into a service agreement with the practice owner and his or her professional corporation. The terms of the service agreements range from 20 to 40 years, with most

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         ranging from 20 to 25 years. The acquired assets generally consist of equipment, furniture, fixtures, supplies and leasehold interests. We record these acquired tangible assets at their fair value as of the date of acquisition (which typically represents about 5% to 10% of the purchase price), and depreciate or amortize the acquired assets using the straight-line method over their useful lives. The remainder of the purchase price is allocated to an intangible asset, which represents the costs of obtaining the service agreement, pursuant to which we obtain the exclusive right to provide business operations, financial, marketing and administrative services to the practice during the term of the service agreement. We amortize that intangible asset over the useful life of the service agreement (up to 25 years).

         From time to time, we have provided consideration to existing affiliated practices in return for the practices amending their service agreements with us to provide material long-term value to us, with a corresponding increase in the amount of the related intangible asset. For example, on occasion we may agree to amend a given service agreement as part of an affiliated practice's acquisition of another existing practice, center or patient base, which in turn becomes part of the acquiring practice. In cases when one of our affiliated practices acquires another practice and it potentially provides earnings leverage to us, we may therefore be willing to help fund the acquisition by way of incremental consideration to the affiliated practice.

         We view our investment in service agreements, whether it be in a new affiliation or with an existing affiliated practice, as an investment in what we characterize as an ongoing "stream of cash flow" from providing business services to the affiliated practices. Accordingly, impairment tests for such assets dictate that we examine our service agreements relative to possible future cash flows. As a more immediate check of future service fees, we also look to the existing patient contract balances of our affiliated practices, which serve as a form of "litmus" test for the intangible balances recorded on our balance sheet (approximately $229.1 million as of March 31, 2002). As of March 31, 2002, these patient contract balances totaled approximately $743 million. While these patient contract balances of our affiliated practices are not recorded on our balance sheet, we look at a percentage of these patient contract balances as a predictor of service fee revenue that we may realize during the following two year period.

         In accordance with FASB Statement No. 144 ("Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of"), we systematically evaluate on a routine basis whether events and circumstances have occurred that indicate that all or a portion of the carrying amount of these intangible assets may no longer be recoverable, and is therefore impaired. Any future determination that impairment has occurred would require us to write off the impaired portion of unamortized intangible assets, resulting in a charge to our earnings.

         By way of information, during 2001, the composition of our investment in intangibles, excluding the effect of the OrthAlliance merger, was approximately 77% related to new affiliations and 23% related to existing affiliated practices. Of the amount invested in new affiliations during 2001, a portion was related to orthodontists who signed definitive agreements in 2000, but to whom we did not ultimately exchange consideration for the affiliation until 2001. For fiscal year 2000, our total acquisition costs for affiliations was $34.2 million, and we estimate that the proportional investment in new affiliations versus investment in existing affiliates was not materially different than in 2001. Another noteworthy statistic is that the gross intangible investment per practice declined to approximately $711,000 at year end 2001 from $748,000 at year end 1998. On a per-practice basis, our gross investments in intangibles imply that we have not deviated from our consistent investment behavior. While we have long preferred to target our affiliations with practices having gross patient-based revenue of $500,000 or less, we have affiliated with many practices that are larger. Industry statistics will attest that the average size of orthodontic practices has increased substantially over the last decade, and we have been

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         forced to consider affiliating with larger practices in order to expand our pool of prospective affiliations.

         We amortize our investment in service agreements over the terms of our service agreements, with a maximum amortization period of 25 years, in accordance with generally accepted accounting principles. We view the life of the practice as independent of the given practice owner at the time. In the normal course of business, changes in practice ownership are reasonably common within OCA's network of affiliates. In such cases, the practice transfers to a successor practitioner who assumes the transferring practitioner's obligations under the service agreement. In fact, since 1994 we have facilitated over 100 successful practice or center transitions within our system. While approximately 14 of those practice or center successions resulted from non-performance or under-performance by the affiliated practitioner, or because of the death of the practitioner, the vast majority of such transitions have been to facilitate practice growth, transfer individual centers from one affiliated practice to another, or accommodate practitioners who desired to move, purchase another practitioner's office or patient base, or retire, etc. As with many "businesses," existing management may retire or sell to another owner, but the "business" or practice itself continues on. For example, one of our affiliated practices in Florida has had three separate practice owners, and each successive practitioner has grown the practice. In summary, we've proven, time and time again, that while the practitioner may change, the business of the practice, and our stream of service fees, generally remains unchanged.

         A common misconception is that once a practitioner's initial commitment period has expired, the practitioner can simply exit his or her association with OCA and operate the affiliated practice independent of any obligation to us. However, most of our service agreements require that, before a practitioner may retire or exit from the affiliated practice, his or her obligations under the service agreement must be assumed by a successor practitioner, either through the retiring practitioner selling the practice to a successor practitioner or transferring the practice for nominal consideration to a successor practitioner that we designate. In addition, practice owners are generally subject to a covenant not to compete, which limits their ability to practice within a designated area for a specified period of time (generally two years). These provisions help to insure that there is continuity in the practice.

         We work with practice owners who are seeking to retire to find a successor owner-practitioner to operate the practice. In addition to the contractual requirements under most of our service agreements and the potential proceeds from selling the practice to a successor, a practical inducement for a retiring practice owner to locate a successor for their practice is the potentially costly process of winding down a practice (as facilities' leases and other fixed costs continue to be incurred while the patient base diminishes) and ethical and legal limitations on abandonment of patients.

o What do you believe are the relevant units of economic analysis for your business?

         Our service fees are largely a function of our affiliated practices' patient activity. Therefore, new patient case starts and new patient contract dollars continue to provide the fundamental building blocks and visibility for financial performance going forward.

         As we discussed above, our business has changed a lot over the years since we were founded in 1985. The units that many analysts and shareholders use to analyze and forecast our business are the number of practitioners and centers. During the late 1980's and into the 1990's, the majority of our initial practice affiliations consisted of one doctor and one center, and therefore for many years we described our business using practitioners and centers. However, our affiliated practices, on average, have grown into multi-location businesses and often include multiple practitioners. We are also serving a growing number of pediatric dental practices, which have their own unique financial characteristics.

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         As a related matter, the composition of our doctor base is becoming less uniform over time with more associates and general practitioners operating in our centers. These auxiliary practitioners greatly vary in terms of their compensation and their time commitment to our affiliated practices. Some work only a few hours a week while others work a full schedule.

         We suggest that the appropriate lens to view our business is the entity with which we are directly affiliated and the means by which we derive our service fees - the practice. On a relative scale, the economic results among practices are more uniform than the economic results of individual practitioners and the economic results of centers. As a practical matter, we manage our business using the practice as a profit center, rather than using the individual center or practitioner as profit centers. The overriding source of value among our affiliated orthodontic practices is new patient contract volume, and we have learned that new patient contract volume is managed at the practice level, regardless of the method employed to increase patient contract volume. Whether increased patient volume is derived from adding new centers, adopting affordable pricing plans, adding more practitioners, improving operational efficiency, expanding patient intervals or other factors, we focus on facilitating greater patient volume at the practice level.

         We have had several requests for historical practice count data. The following table provides information about the growth in the number of our affiliated practices for the periods shown:

                         NUMBER OF AFFILIATED PRACTICES

                                                                         December 31,
                                            -------------------------------------------------------------------------
                                            1994       1995        1996       1997     1998     1999    2000     2001
                                            ----       ----        ----       ----     ----     ----    ----     ----
         Number of Affiliated Practices...   28         60         96         168      210      225      241     364

o What are the advances to affiliated entities on your balance sheet and how are those advances repaid?

         Newly-developed affiliated orthodontic practices and existing affiliated practices expanding their capacity by adding additional centers or practitioners typically experience cash flow needs until they begin generating sufficient operating profits at the newly-developed or newly-expanded centers. We may advance funds to affiliated practitioners to assist affiliated practitioners with maintaining a reasonable standard of living during the start up or expansion phase of their practices. According to the terms of most of our service agreements, the practitioner retains a percentage of the cash operating profits of the practice (excluding the doctor's compensation). If the practice does not produce a cash operating profit, the doctor does not retain funds to pay himself. Therefore, we may lend the practice as an advance against future service fees some cash to fund the practice owner's compensation. Part of our role is to facilitate growth of our affiliated practices, while reducing the financial stress associated with that growth, so that our affiliated practitioners can focus on patient care. We should also mention that these advances are not to be confused with "startup losses". We fund startup losses separately, and those losses are generated independent of the practitioner's compensation. We do not record fundings for startup losses of centers on our balance sheet because of our revenue recognition policy in accordance with Staff Accounting Bulletin No. 101.

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         These advances to affiliated entities are interest free, unsecured loans to the affiliated practices. The affiliated practice generally begins to repay the advances once the practice becomes profitable, generally at the beginning of the second year that the practice is open.

         From time to time, affiliated practitioners will approach us to request our assistance in the acquisition of additional assets, centers or practices that will have a material benefit to OCA over the long term. We accommodate such investments by our affiliated practices by advancing funds to our affiliated practices if we determine that is in the best interest of our business.

o What is the nature of your capital expenditures during the past few years?

         As you would expect for a business with over 800 locations and double-digit historical internal growth, we invest a lot of money in our physical infrastructure and our equipment. Generally, we own all the leasehold improvements, furniture and equipment in our affiliated centers.

         Our capital expenditures have historically fallen into four categories:
         (1) expenditures to facilitate growth and development of existing centers, (2) maintenance expenditures to sustain current levels of business activity at existing centers, (3) acquisitions of the fixed assets of newly affiliated practices, and (4) development of de novo centers in the United States and abroad.

         During the stages of rapid growth in the number of our affiliated practices in the 1990's, we expended a disproportionately high amount of our capital investment on de novo centers relative to expenditures on our existing centers. During recent years, however, our investment has increasingly included capital expenditures directed toward remodeling and improving our existing fixed asset base to facilitate internal growth. Given our heavy reliance on computer systems, we also invested heavily during recent years in our computer systems infrastructure. Our extensive network of affiliated centers requires a consistent level of "field" investment in technology, such as advanced digital cameras or DSL data delivery capability. In addition, we continue to invest in the foundational infrastructure of our international operations.

         Therefore, a comprehensive understanding of our overall capital expenditure needs to include amounts which are required to grow both internally and "externally" (de novo growth and acquisitions) as well as the capital investment required to service and maintain the existing practice base of our affiliated practices. Merely multiplying the number of centers added during a given period by our per-center build-out costs to reconcile overall capital-related investment is an incomplete analysis.

         The following table provides information about the estimated composition of our changes in fixed assets for 2001:


                   FY 2001 SUMMARY OF CHANGES IN FIXED ASSETS
                                 ($ in millions)

                 Beginning property, equipment
                    and improvements, net ...................  $76.7
                 Center additions ...........................    8.4
                 Remodeling of existing centers .............    6.9
                 Maintenance capital expenditures ...........    4.8
                 International development ..................    1.7
                 OrthAlliance acquisition ...................    3.9
                 Corporate ..................................    0.2
                                                               -----
                 Total gross capital expenditures ...........   25.9
                 Less depreciation ..........................   10.8
                                                               -----
                 Ending property, equipment
                    and improvements, net ...................  $91.8
                                                               =====

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o        What is the status of OrthAlliance affiliated practitioners who are litigating with OrthAlliance?

         To our knowledge, there are currently 54 of these litigating practitioners. We continue to be confident in the strength of our position with respect to these lawsuits. As we stated last quarter, based on our prior experience and discussions with some of these litigating practitioners or their representatives, we currently believe that some of these practitioners will settle their lawsuits by paying us an amount of cash in exchange for termination or modification of their service, management service or consulting agreements with OrthAlliance, depending upon the parties' ability to reach an agreement as to the amount to be paid. As some indication of value we may receive when a practitioner seeks to exit his agreement with OrthAlliance, we recently received approximately $1.8 million in consideration for terminating one OrthAlliance practitioner's service agreement, which equated to a transaction multiple of nearly 6 times the practice's EBITDA to OrthAlliance during the prior 12 months. We cannot assure you that such an agreement or settlement will be reached in any of these lawsuits. We also cannot, at this time, predict the outcome of these lawsuits or assure you that we will prevail in any of them, nor can we estimate at this time the amount of damages that we might incur or receive in these actions. In summary, we are working on resolving these lawsuits, and are currently involved in settlement discussions with many of these practitioners.

o What do you plan to do about the future retiring affiliated practitioners? What is the average age of your affiliated practitioners?

         The average age of our affiliated "practice owners" (that is, affiliated practitioners who have an ownership position in their practice) is approximately 51 years of age. Assuming that the average affiliated practitioner treats patients until he or she is 65 years old, we believe that on average our affiliated practitioners have at least fifteen years of active service in their practices before they retire. Of note, the average age of the associate practitioners working in our affiliated practices is substantially less than 51 years of age. In the limited number of cases in which one of our affiliated practice owners has retired, we have worked with the practice owner to facilitate a sale of the doctor's interest in the practice to a successor practitioner, which perpetuated our economic interest.

         As for succession planning, we have placed great emphasis during recent quarters on assisting our affiliated practices in recruiting associate practitioners. An "associate practitioner" is an employee of a practice owner and receives a salary from him. The associate will often eventually succeed the practice owner as one of our affiliated practitioners.

         As a general matter, associates are, on the whole, easier to recruit than an orthodontist who already owns and operates an existing practice. During the fourth quarter of 2001 and the first quarter of 2002, for example, excluding our acquisition of OrthAlliance in November 2001, our affiliated practices added a total of 13 associate practitioners. These associate practitioners are prospective purchasers of affiliated practices as time passes and the practice owners decide to retire. Associate practitioners also provide short-term benefits because they allow our affiliated practices to grow by increasing their capacity to treat patients.

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         In their service agreements with us, our affiliated practice owners have generally agreed to notify us in advance of their intent to retire from their practice, and we work together with the affiliated practitioners to find successors for them. The affiliated practitioners have a significant economic interest in their practices, and, based on our prior experience, we believe that before retiring, they will exert considerable effort to identify someone to purchase their interest in the practice.

         We have a very successful track record in assisting practice owner successions during the past decade, and we are confident in our ability to facilitate such successions in the future. We have a doctor relations team of ten individuals whose responsibilities include succession management. We will continue to recruit for the purpose of successions. Given our large network of affiliated practitioners, our financial and recruiting resources and our suite of services, we believe our affiliated practitioners are in a position of strength relative to their industry peers with respect to attracting buyers of their practices upon retirement.

              CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

Certain statements contained in this Report may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "project," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements include, without limitation, those relating to earnings per share, cash flow, recruiting orthodontic practices, legal proceedings and settlements, succession planning and recruiting, termination of service agreements, impairment of intangible assets, and advancement of funds to affiliated practices.

We caution you not to place undue reliance on the forward-looking statements contained in this Report in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, potential inability to successfully integrate OrthAlliance and its affiliated centers and practices, adverse changes in our financial results and conditions, adverse outcomes of litigation pending against us and OrthAlliance, potential inability to successfully achieve some or all of our proposed internal growth initiatives, changes in general economic conditions and business conditions, changes in our operating or expansion strategy, inability to attract and retain qualified personnel and orthodontists, and inability to effectively market our services and those of our affiliated practices, the impact of competition and existing and future regulations affecting orthodontics and our business, legal restrictions on the use or advertisement of general dentists in orthodontic practices, legal restrictions on immigration and licensing foreign dentists, our dependence on existing sources of funding, other factors generally understood to affect the financial results of orthodontic practice management companies, and other risks detailed from time to time in our press releases, Annual Report on Form 10-K for the year ended December 31, 2001 and other filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ORTHODONTIC CENTERS OF AMERICA, INC.


                                          By:  /s/ Bartholomew F. Palmisano, Sr.
                                              ----------------------------------
                                              Bartholomew F. Palmisano, Sr.
                                              Chairman, President and
                                              Chief Executive Officer




Date:  July 5, 2002



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